                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the Com-
                                            mission only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 AutoCyte, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                                 AUTOCYTE, INC.

                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be held on May 26, 1999

         Notice is hereby given that the 1999 Annual Meeting of Stockholders of AutoCyte, Inc. (the "Company"), a Delaware corporation, will be held on Wednesday, May 26, 1999, at 10:00 a.m. at the Courtyard by Marriott, 3141 Wilson Drive, Burlington, North Carolina, to consider and act upon the following matters:

1.       To elect two (2) members of the Board of Directors;

2. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

3. To vote on a proposed amendment to AutoCyte's Amended and Restated 1996 Equity Incentive Plan (the "Plan") that would increase the number of shares of Common Stock available for issuance pursuant to awards under the Plan by 900,000 shares from 2,086,325 to 2,986,325 shares.

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on April 13, 1999 will be entitled to vote at the meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                   By order of the Board of Directors,
                                   Steven N. Farber
                                   Secretary


April 30, 1999

                                 AUTOCYTE, INC.
                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                                 -------------

                                PROXY STATEMENT

                                 -------------

                              GENERAL INFORMATION

         This Proxy Statement, with the enclosed proxy card, is being furnished on behalf of the Board of Directors of AutoCyte, Inc. ("AutoCyte" or the "Company") for use at the Company's 1999 Annual Meeting of Stockholders to be held on Wednesday, May 26, 1999, at 10:00 a.m. at the Courtyard by Marriott, 3141 Wilson Drive, Burlington, North Carolina and at any adjournments thereof (the "Meeting").

         When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted to elect the directors nominated by the Board of Directors and to approve the amendments to the Company's Amended and Restated 1996 Equity Incentive Plan. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice of revocation to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

         This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to all stockholders of the Company entitled to notice of and to vote at the Meeting on or about April 30, 1999.

         Holders of the Company's common stock, $0.01 par value per share ("Common Stock"), of record on the books of the Company at the close of business on April 13, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were 12,868,081 shares of Common Stock issued and outstanding, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting.

         The presence, in person or by proxy, of the holders of a majority of the Company's Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

                                SHARE OWNERSHIP

         The following table and footnotes set forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 1, 1999 by (i) each person known by the Company to own beneficially 5% or more of the Company's Common Stock, (ii) each Named Executive Officer (as defined in "Executive Compensation" below), (iii) each director of the Company and (iv) all directors and executive officers of the Company as a group:

                                                                                         Shares of Common Stock
                                                                                          Beneficially Owned(1)
                                                                                       --------------------------
Beneficial Owner                                                                        Shares            Percent
----------------                                                                       --------------------------
Roche Image Analysis Systems, Inc.................................................     3,049,680            23.7%
 1080 U.S. Highway 202
 Somerville, NJ 08876-3771

Sprout Capital VII, L.P. and certain
 related entities (2).............................................................     2,170,098            16.9%
 3000 Sand Hill Road
 Bldg 3, Suite 170
 Menlo Park, CA 94025-7114

Ampersand Specialty Materials
 and Chemicals III Limited
 Partnership and certain related
 entities (3).....................................................................     2,156,411            16.8%
 55 William Street
 Suite 240
 Wellesley, MA 02481

Allemanni, LLC ...................................................................     1,991,763            15.5%
 1573 York Place
 Burlington, NC 27215

James B. Powell, M.D. (4) ........................................................     2,148,888            16.7%
Richard Charpie, Ph.D. (5)........................................................     2,156,411            16.8%
Robert E. Curry, Ph.D. (6)........................................................     2,170,098            16.9%
Thomas P. Mac Mahon ..............................................................        48,819                *
Susan E. Whitehead (7)............................................................        12,918                *
Ernest A. Knesel (8)..............................................................       262,710             2.0%
Thomas Gahm, Ph.D. (9)............................................................       119,516                *
Eric W. Linsley (10) .............................................................       106,036                *
Steven C. McPhail. (11)...........................................................        67,870                *
All current executive officers and
 directors as a group (12 persons) (12) ..........................................     7,249,135            56.3%

------------------------

   *  Indicates less than 1%.

(1) The persons and entities named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below. Share numbers include shares of Common Stock issuable pursuant to outstanding options that may be exercised within the 60-day period following April 1, 1999.
(2) Consists of the following shares: 1,887,760 shares held by Sprout Capital VII, L.P. ("Sprout"); 217,009 shares held by DLJ First ESC, L.L.C. ("DLJ First"); 43,401 shares held by DLJ Capital Corporation ("DLJ Capital"); and 21,928 shares held by the Sprout CEO Fund, L.P. ("Sprout CEO"). DLJ Capital is the managing general partner of Sprout and Sprout CEO and has voting and investment control over the shares held by those two entities. DLJ LBO Plans Management Corporation ("DLJ LBO") is the manager of DLJ First and has voting and investment control over the shares held by DLJ First. DLJ Capital and DLJ LBO both are wholly owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. ("DLJ, Inc."). Does not include 29,500 shares beneficially owned by Alliance Capital Management L.P. ("Alliance"). Both Alliance and DLJ, Inc. are majority-owned subsidiaries of The Equitable Companies Incorporated ("The Equitable"). In a Schedule 13G filed on February 16, 1999, The Equitable reported that Alliance and DLJ, Inc. operate independent of The Equitable and The Equitable has no power to vote or dispose of the shares owned by Alliance or DLJ, Inc. or any of the DLJ, Inc. subsidiaries.
(3) Consists of the following shares: 1,724,126 shares held by Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III"); 28,183 shares held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III C.F."); 282,841 shares held by Laboratory Partners I Limited Partnership ("Lab Partners I"); and 121,261 shares held by Laboratory Partners Companion Fund Limited Partnership ("Lab Partners C.F."). ASMC-III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which itself is the general partner of both ASMC-III and ASMC-III C.F. and has voting and investment control over the shares held by those two entities. Ampersand Lab Partners MCLP LLP is the general partner of Ampersand Lab Partners Management Company Limited Partnership which itself is the general partner of both Lab Partners I and Lab Partners C.F. and has voting and investment control over the shares held by those two entities.
(4) Includes 1,991,763 shares held by record by Allemanni, LLC ("Allemanni"). Dr. Powell is the manager of Allemanni and has voting and investment control over the shares held by that entity. Dr. Powell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest. Also includes 7,125 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.
(5) Consists solely of shares as described in note (3). Dr. Charpie is a general partner of ASMC-III MCLP LLP and Ampersand Lab Partners MCLP LLP and thus may be considered the beneficial owner of the shares described in note (3). Dr. Charpie disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(6) Consists solely of shares as described in note (2). Dr. Curry is divisional Vice President of DLJ Capital and acts as attorney-in-fact with respect to its investment in AutoCyte and thus may be considered the beneficial owner of the shares described in note (2). Dr. Curry disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.
(7) Includes 4,918 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.
(8) Includes 97,638 shares held by LE'BET, LLC ("LE'BET"). Mr. Knesel is the general manager of LE'BET and has voting and investment control over the shares held by that entity. Mr. Knesel disclaims beneficial ownership of such shares. Also includes 45,526 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.
(9) Includes 20,603 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.
(10) Includes 16,801 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.
(11) Includes 16,122 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.
(12) See notes (2) through (11) above. Includes 201,010 shares that may be acquired within 60 days of April 1, 1999 upon the exercise of options.

                             ELECTION OF DIRECTORS

         In accordance with Section 2 of Article II of the Company's Amended and Restated By-laws (the "By-laws"), the Board of Directors (the "Board") has fixed the number of directors at five for the coming year. The Board is divided into three classes, with the members of each class elected for three-year terms and the term for each class expiring in successive years. At the Meeting, two Class II directors will be elected to hold office for three years until his respective successor is duly elected and qualified. The Board has nominated Richard A. Charpie, Ph.D. and Robert E. Curry, Ph.D. for election for terms expiring in 2002. Dr. Charpie and Dr. Curry are currently directors of the Company and have consented to be nominated and to serve if elected. In the event either Dr. Charpie or Dr. Curry shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, designated by the Board to replace the nominee. In the event that a vacancy occurs during the three years, such vacancy may be filled by the Board for the remainder of the full term.

         Pursuant to the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and its By-laws, directors are elected by a plurality of the votes properly cast at the Meeting. Abstentions and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

         The following table contains certain information about the nominees for election to the Board and about each other person whose term of office as a director will continue after the Meeting.

                                                                                                          Present
                                              Business Experience During Past Five            Director     Term
           Name and Age                          Years and Other Directorships                  Since     Expires
           ------------                       ------------------------------------            --------    -------

Nominees for Director:
  Class II Directors


Richard A. Charpie, Ph.D.          Dr. Charpie is Chairman of the Board of Directors. Dr.        1996       1999
                                   Charpie is the Managing General Partner of Ampersand
Age:  47                           Ventures ("Ampersand") and all of its affiliated
                                   partnerships. He founded Ampersand in 1988 as a spin-off
                                   from PaineWebber Incorporated. Dr. Charpie is currently
                                   a director of V.I. Technologies, Inc. and of several
                                   privately held companies. Dr. Charpie holds a M.S. in
                                   physics and a Ph.D. in applied economics and finance,
                                   both from the Massachusetts Institute of Technology.


Robert E. Curry, Ph.D.             Dr. Curry is Vice President of DLJ Capital Corporation, a     1996       1999
                                   wholly owned subsidiary of Donaldson, Lufkin & Jenrette,
Age:  52                           Inc. He joined the Sprout Group ("Sprout"), a submanager
                                   of various venture capital funds within the Donaldson,
                                   Lufkin & Jenrette organization, as a general partner in
                                   May 1991. Prior to joining Sprout, Dr. Curry served in
                                   various capacities with Merrill Lynch R&D Management and
                                   Merrill Lynch  Venture Capital from 1984, including as
                                   President of both organizations from January 1990 to May
                                   1991. Previously, Dr. Curry was a Vice President of
                                   Becton Dickinson from May 1980 to July 1984, and General
                                   Manager of Bio-Rad Laboratory Inc.'s Diagnostics Systems
                                   Division from August 1976 to May 1980. He currently is a
                                   director of Adeza Biomedical, Inc., Biometric Imaging,
                                   Inc., Instrumentation Metrics, Inc., Mycotech, Inc.,
                                   Urosurge, Inc., Prometheus Laboratories, Inc. and Photon
                                   Technology International, Inc. Dr. Curry received a B.S.
                                   from the University of Illinois, and a M.S. and Ph.D. in
                                   chemistry from Purdue University.

                                                                                                          Present
                                              Business Experience During Past Five            Director      Term
           Name and Age                          Years and Other Directorships                  Since     Expires
           ------------                       ------------------------------------            --------    -------

Continuing Directors:
  Class III Directors


Thomas P. Mac Mahon                Mr. Mac Mahon succeeded Dr. Powell as President and Chief     1996       2000
Age:  52                           Executive Officer of LabCorp in January 1997 and also
                                   serves as Chairman of the Board of LabCorp. Mr. Mac
                                   Mahon served as Senior Vice President of Hoffmann-La
                                   Roche Inc. from 1993 to January  1997 and President of
                                   Roche Diagnostics Group and a Director and member of the
                                   Executive Committee of Hoffmann-La Roche Inc. from 1988
                                   to January 1997. A graduate of St. Peter's College, Mr.
                                   Mac Mahon received a M.B.A. in marketing from Fairleigh
                                   Dickinson University.

Susan E. Whitehead                 Ms. Whitehead is Chair of the Whitehead Institute for         1997       2000
Age:  45                           Biomedical Research, a trustee of the Massachusetts
                                   Institute of Technology, a trustee of the Horizons
                                   Initiative, a Boston-based group focused on the needs of
                                   homeless children  and Chair of the Planned Parenthood
                                   League of Massachusetts. From 1989 to 1995, Ms.
                                   Whitehead was an attorney in private practice in Boston,
                                   Massachusetts. From 1982 until 1987, she served as a
                                   prosecutor in New York City.  Ms. Whitehead received a
                                   J.D. from Cardozo School of Law, and a B.S. from Cornell
                                   University.

  Class I Director

James B. Powell, M.D.              Dr. Powell has served as President and Chief Executive        1996       2001
Age:  60                           Officer of AutoCyte since January 1997. Prior to joining
                                   AutoCyte, Dr. Powell served as the President and Chief
                                   Executive Officer of Laboratory Corporation of America
                                   Holdings ("LabCorp") from May 1995 until January 1997. From
                                   June 1982 until May 1995, Dr. Powell served as President of
                                   Biomedical Reference Laboratories/Roche Biomedical
                                   Laboratories, Inc., the predecessor to both LabCorp and Roche
                                   Image Analysis, Inc., which he co-founded. He continues to serve on the board of LabCorp, a publicly traded company. Dr.
                                   Powell received a B.A. degree from Virginia Military
                                   Institute and a M.D. from Duke University, and is board
                                   certified in anatomical and clinical pathology.

         During the year ended December 31, 1998, the Board held five (5) meetings. Each of the directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he or she was a member, except for Ms. Whitehead who attended 50% of such meetings. In addition, from time to time, the members of the Board of Directors and its committees may act by unanimous written consent pursuant to Delaware law in lieu of a meeting.

         The Company has standing Audit and Compensation Committees of the Board, but does not have a Nominating Committee.

         The Audit Committee consisted of Dr. Charpie, Dr. Curry and Ms. Whitehead from January 1, 1998 until April 8, 1998. Mr. Mac Mahon replaced Ms. Whitehead on the Audit Committee effective as of April 9, 1998. The Audit Committee assists the Board in the discharge of its duties and responsibilities by providing the Board with an independent review of the financial health of the Company and of the reliability of the Company's financial contracts and financial reporting systems. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the Company's independent auditors and other matters relating to internal control systems. The Audit committee held three (3) meetings in 1998.

         The Compensation Committee currently consists of Dr. Charpie, Dr. Curry and Mr. Mac Mahon. The Compensation Committee determines the compensation paid to all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee's duties include the administration of the Company's Amended and Restated 1996 Equity Incentive Plan. The Compensation Committee held three (3) meetings in 1998.

DIRECTOR COMPENSATION

         Directors currently receive no compensation for their service on the Board except pursuant to the 1997 Director Stock Option Plan (the "Director Plan"), which was adopted by the Board and stockholders of the Company in June 1997. All of the directors who are not employees of the Company (the "Eligible Directors") are currently eligible to participate in the Director Plan. There are 100,000 shares of Common Stock reserved for issuance under the Director Plan. Upon the election or reelection of an Eligible Director, such director automatically will be granted an option to purchase 10,000 shares of Common Stock. Options become exercisable with respect to 2,000 shares on each anniversary of the date of grant for a period of five years, provided that the optionee is still a director of the Company at the opening of business on such date. Each option has a term of ten years. The exercise price for each option is equal to the last sale price for the Common Stock on the business day immediately preceding the date of grant, as reported on the Nasdaq National Market. The exercise price may be paid in cash, shares of Common Stock or a combination of both.


     PROPOSAL TO AMEND THE AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN

GENERAL

         The Amended and Restated 1996 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors in 1996 and was approved by the stockholders of AutoCyte in June 1997. Currently, AutoCyte may grant options and award shares under the Plan for a total of 2,086,325 shares of Common Stock. The purpose of the Plan is to attract and retain key personnel of AutoCyte and its affiliates, to provide incentives for them to achieve long-range performance goals and to enable them to participate in the long-term growth of AutoCyte.

         The Closing price of AutoCyte's Common Stock on April 16, 1999, as reported by the Nasdaq National Market was $7.00 per share.

AMENDMENT TO THE PLAN

         The Board of Directors voted on February 2, 1999, subject to the approval of the stockholders of such Plan amendment, to amend the Plan by increasing the aggregate number of shares that may be subject to grants under the Plan by 900,000 shares from 2,086,325 to 2,986,325 shares.

ADMINISTRATION AND ELIGIBILITY

         The Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights and restricted stock (collectively, "Awards") to employees, directors and consultants of AutoCyte and its affiliates. As of April 16, 1999, 85 employees were eligible to participate in the Plan. The Compensation Committee has delegated to James B. Powell the power to grant Awards under the Plan to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act or whose income is not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

PLAN BENEFITS

         Awards are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions upon which such Awards will be granted, including the exercise price, the form of payment of the exercise price, the number of shares subject to options or other equity rights and the time at which such options become exercisable. However, the exercise price of any incentive stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant.

         The amount of Awards to be received under the Plan by each of the executive officers named in the Summary Compensation Table, the current executive officers of AutoCyte as a group, all current directors who are also consultants to AutoCyte and all employees, including all current officers of AutoCyte who are not executive officers, as a group, is not determinable and is in the discretion of the Compensation Committee. Details on options granted during the last fiscal year under the Plan to certain executive officers are presented in the tables and text under the heading "EXECUTIVE COMPENSATION." In general, as of April 1, 1999, options to purchase an aggregate of 1,858,534 shares of Common Stock have been granted and not cancelled unexercised under the Plan, of which options to purchase 386,462 shares have been exercised and options to purchase 1,472,072 shares were outstanding. In addition, a total of 590,260 shares of restricted stock have been granted, leaving 537,531 shares available for future grants of Awards as of April 1, 1999, including the 900,000 shares added by the amendment for which stockholder approval is being requested. Of the aggregate number of options granted, options to purchase an aggregate of 917,145 shares of Common Stock have been granted to all current executive officers as a group, options to purchase an aggregate of 692,079 shares of Common Stock have been granted to all Named Executive Officers as a group, 297,290 of which have been exercised, and options to purchase an aggregate of 1,166,455 shares of Common Stock have been granted to all other employees and consultants of the Company, 89,172 of which had been exercised as of April 1, 1999.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

         Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the Plan.

         If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant nor within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to AutoCyte for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

         If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either the two-year or the one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) AutoCyte is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to AutoCyte. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

         Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) AutoCyte receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by AutoCyte.

VOTE REQUIRED

         The affirmative vote by the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting is required to approve the amendment to the Plan. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board has selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999. Although shareholder approval of the Board's selection of Ernst & Young LLP is not required by law, the Board believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider the selection of Ernst & Young LLP.

         The firm of Ernst & Young LLP examined the Company's financial statements for the year ended December 31, 1998. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report on Executive Compensation and the tables set forth below provide information about the compensation of executive officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") currently consists of Dr. Richard A. Charpie, Dr. Robert E. Curry and Thomas P. Mac Mahon. The Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making determinations as to their cash and equity-based compensation and benefits; and (ii) administration of employee stock option grants and stock awards under AutoCyte's Amended and Restated 1996 Equity Incentive Plan. The Committee held three (3) meetings in 1998.

         The Company's executive compensation policy is designed to increase shareholder value by attracting, retaining and motivating executive officers to maximize the Company's performance. Generally, the Company has set the salaries of its executive officers at slightly below industry averages and provided for significant variable compensation through stock options. There is no annual cash incentive plan. Various other benefits include medical, life insurance and retirement savings plans generally available to all employees.

         The Committee reviews the entire executive compensation package, which consists of base salary and stock option grants under the Option Plan.

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

         The Company's policy is to set base salaries of its executives at slightly below industry average, as determined using compensation surveys for the industry. Base salaries are reviewed on an annual basis using compensation surveys for the industry. Base salaries for executive officers for fiscal year 1998 were determined after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation.

Cash Incentive Compensation

         The Company does not maintain a cash incentive plan for executive officers. The Committee believes that the Company's stage of life and cash requirements make it more prudent to motivate management with non-cash incentives, consisting of stock option grants.

Stock Options

         In general, stock options are granted to AutoCyte's executive officers at the time of their hire and at such other times as the Committee may deem appropriate. In reviewing option grants, the Committee uses the same industry survey data as used in its analysis of base salaries. The Committee bases its stock option award decisions upon a comparison with the equity ownership of officers holding similar positions in other medical technology companies, as well as upon the number of options and shares currently held by the executive and performance factors.

         The stock option grants made by the Committee are designed to align the interests of management with those of the shareholders. In order to maintain the incentive aspects of these grants, the Committee has determined that a significant percentage of any executive officer's stock options should be unvested option shares. Consistent with this determination, the Committee uses a four-year vesting period for the majority of option shares and periodically reviews individual officer stock option holdings. Stock options also are issued to lower the overall cash cost of compensation.

Benefits

         The Company provides medical, life insurance and retirement savings benefits to executive officers on terms generally available to all employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

         In fiscal year 1998, the Company's President and Chief Executive Officer, Dr. James B. Powell, was paid a base salary of $171,976. The base salary is below industry average, as determined using compensation surveys for the industry, and reflects Dr. Powell's significant ownership interest in the Company. During 1998, Dr. Powell was granted options with respect to 5,500 shares of Common Stock. These options became exercisable with respect to 4,125 shares on December 31, 1998 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,375 shares on December 31, 1998.

         On January 13, 1998, the Company and Dr. Powell entered into an amendment to the Restricted Stock Purchase Agreement, dated as of November 22, 1996 between the Company and Dr. Powell, providing that, upon any termination of Dr. Powell's employment with the Company for any reason other than for cause, 50% of the then unvested shares under the Restricted Stock Purchase Agreement will vest and will not be subject to the Company's repurchase option under such agreement. There are currently 233,645 unvested shares under Dr. Powell's Restricted Stock Purchase Agreement.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

         With respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code, AutoCyte does not expect to have compensation exceeding the one-million-dollar limitation for the foreseeable future. Outstanding stock options granted under the Option Plan will not be subject to the limitation under applicable regulations, and AutoCyte plans to maintain the exclusion for any additional options that may be granted to employees covered by Section 162(m).

                                   By the AutoCyte, Inc. Compensation Committee,

                                   Richard A. Charpie, Ph.D.
                                   Robert E. Curry, Ph.D.
                                   Thomas P. Mac Mahon

         The following table sets forth certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company whose total salary for the year ended December 31, 1998 exceeded $100,000 (together, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                   ANNUAL                  COMPENSATION            ALL OTHER
                                                COMPENSATION                   AWARDS            COMPENSATION
                                                ------------               ------------          ------------
                                                                           Securities
                                                                           Underlying
Name and Principal Position                 Year       Salary (1)          Options (#)
---------------------------                 ----       ----------          -----------
James B. Powell, M.D..................      1998       $171,976                 4,125               $5,000(2)
    President and Chief Executive           1997       $145,279                    --               $2,542(2)
    Officer(4)

Ernest A. Knesel........................    1998       $190,304                17,379               $5,000(2)
    Executive Vice President(5)             1997       $184,032                    --               $4,750(2)
                                            1996       $193,931               245,941              $22,771(3)

Thomas Gahm, Ph.D....................       1998       $175,976                17,165               $5,000(2)
    Vice President of Computer              1997       $164,287                    --               $4,750(2)
    Science                                 1996       $159,509               135,268               $6,775(3)

Eric W. Linsley........................     1998       $148,195                16,471               $4,369(2)
    Vice President of Operations and        1997        $88,266               135,268              $96,235(8)
    Business Development (6)

Steven C. McPhail..................         1998       $158,556                16,719               $3,083(2)
   Vice President of  Sales and             1997        $94,343                98,376              $96,798(9)
   Marketing (7)

--------------------------

(1) The amounts shown for 1996 represent amounts paid by Roche Image Analysis Systems, Inc. ("RIAS"), the Company's predecessor, for services performed from January 1, 1996 to November 21, 1996, and amounts paid by the Company for services performed from November 22, 1996 to December 31, 1996.
(2) Represents contributions by the Company to its 401(k) plan on behalf of the Named Executive Officers.
(3) Represents payments made by RIAS in connection with the formation of the Company for accrued vacation time with RIAS.
(4) Dr. Powell joined the Company as President and Chief Executive Officer in January 1997.
(5) Mr. Knesel served as interim President from November 22, 1996 until January 1997. During that period, no executive officer held the title of Chief Executive Officer.
(6) Mr. Linsley joined the Company as Vice President of Operations and Business Development in May 1997.
(7) Mr. McPhail joined the Company as Vice President of Sales and Marketing in May 1997.

(8) Represents payments of $95,251 made by the Company for relocation expenses and related income tax gross-up payments and contributions of $984 by the Company to its 401(k) plan on behalf of the Named Executive Officer.
(9) Represents payments of $96,564 made by the Company for relocation expenses and related income tax gross-up payments and contributions of $234 by the Company to its 401(k) plan on behalf of the Named Executive Officer.

The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 by the Company to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         Individual Grants
                                     -------------------------------------------------------
                                                                                                Potential Realizable Value
                                      Number of       Percent of                                at Assumed Annual Rates of
                                     Securities      Total Options                               Stock Price Appreciation
                                     Underlying       Granted to      Exercise                      for Option Term
                                      Options        Employees in      or Base    Expiration    --------------------------
               Name                   Granted         Fiscal Year    Price/Share    Date         5%(1)         10%(1)
--------------------------------------------------------------------------------------------------------------------------
James B. Powell, M.D.............      5,500(2)           1.18%        $4.188     2/5/2008      $14,486       $36,710

Ernest A. Knesel.................     14,000(3)           3.01%        $4.188     2/5/2008      $36,873       $93,444
                                       4,506(4)           0.97%        $4.188     2/5/2008      $11,868       $30,076

Thomas Gahm, Ph.D................     14,000(3)           3.01%        $4.188     2/5/2008      $36,873       $93,444
                                       4,220(5)           0.91%        $4.188     2/5/2008      $11,115       $28,167

Eric W. Linsley..................     14,000(3)           3.01%        $4.188     2/5/2008      $36,873       $93,444
                                       3,375(6)           0.78%        $4.188     2/5/2008       $8,889       $22,527

Steven C. McPhail................     14,000(3)           3.01%        $4.188     2/5/2008      $36,873       $93,444
                                       3,625(7)           0.73%        $4.188     2/5/2008       $9,548       $24,195

----------------------

(1) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% rates required by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionee is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.
(2) These options became exercisable with respect to 4,125 shares on December 31, 1998 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,375 shares on December 31, 1998.
(3) These options were granted on February 6, 1998 and become exercisable as to 1/48th of the shares on the first day of each month following the date of grant.
(4) These options became exercisable with respect to 3,379 shares on December 31, 1998 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,127 shares on December 31, 1998.
(5) These options became exercisable with respect to 3,165 shares on December 31, 1998 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 1,055 shares on December 31, 1998.
(6) These options became exercisable with respect to 2,471 shares on December 31, 1998 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 904 shares on December 31, 1998.
(7) These options became exercisable with respect to 2,719 shares on December 31, 1998 upon the Company's achieving certain performance-based criteria. These options terminated with respect to the remaining 906 shares on December 31, 1998.

         The following table sets forth certain information concerning exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                         Number of
                                                                         Securities
                                                                         Underlying       Value of Unexercised
                                                                        Unexercised           In-The-Money
                                                                         Options at            Options at
                                                                        Fiscal Year-          Fiscal Year-
                                                                            End                 End (2)
                                     Shares                           ----------------    -------------------
                                   Acquired on         Value            Exercisable/          Exercisable/
             Name                   Exercise        Realized (1)       Unexercisable         Unexercisable
             ----                   --------        ------------      ----------------    -------------------
James B. Powell, M.D.  .....               -                 $ -       4,125 / -               $ - / $ -
Ernest A. Knesel ...........         114,732            $494,632      11,533 / 134,055     $20,869 / $489,941
Thomas Gahm, Ph.D. .........          37,453            $153,754      34,262 / 78,718     $112,279 / $269,467
Eric W. Linsley.............          28,471            $125,313      30,459 / 92,809     $101,051 / $325,609
Steven C. McPhail...........           2,000             $14,718      40,575 / 70,520     $139,208 / $236,805

---------------------

  (1) Based on the difference between the last sale price of the Common Stock on the date of exercise, as reported on the Nasdaq National Market, and the exercise price.
  (2) Based on the difference between the last sale price of the Common Stock on December 31, 1998 as reported on the Nasdaq National Market of $4.1875, and the option exercise price.

            COMPENSATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

         During fiscal year 1998, the Compensation Committee consisted of Dr. Charpie, Dr. Curry and Mr. Mac Mahon. None of the members of the Compensation Committee is an officer of the Company.

         Dr. Charpie is a general partner of (i) ASMC-III MCLP LLP, which is the general partner of the general partner of both Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, and (ii) Ampersand Lab Partners MCLP LLP, which is the general partner of both Laboratory Partners I Limited Partnership and Laboratory Partners Companion Fund Limited Partnership, which, together, are a principal stockholder of the Company.

         Dr. Curry is divisional Vice President of DLJ Capital Corporation ("DLJ Capital"), the managing general partner of Sprout Capital VII, L.P. and Sprout CEO Fund, L.P., and acts as attorney-in-fact with respect to DLJ Capital's direct and indirect investments in AutoCyte. Together, these entities are a principal stockholder of the Company.

         Mr. Mac Mahon succeeded Dr. Powell as President and Chief Executive Officer of LabCorp, a publicly held company of which Dr. Powell currently is a director. Mr. Mac Mahon also serves as LabCorp's Chairman of the Board.

LabCorp Arrangements

         The Company has entered into certain ongoing arrangements with LabCorp for selling its products to LabCorp. In 1998, LabCorp purchased approximately $635,000 worth of products from the Company. The Company currently expects that LabCorp's purchases of its products in 1999 will exceed 5% of the Company's consolidated gross revenue for 1999.

         The Company has continuing arrangements with LabCorp (i) for leasing a portion of LabCorp's facility in Elon College, North Carolina and (ii) for providing cytology services in support of the Company's clinical trials. In 1998, the Company paid LabCorp approximately $62,000 and $5,500 respectively, under these arrangements.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

         The following graph shows the cumulative stockholder return of the Company's Common Stock from September 5, 1997 (the first trading day for the Company's Common Stock) through December 31, 1998 as compared with that of the Nasdaq (U.S. Companies) Index and the Hambrecht & Quist Healthcare Section Excluding Biotech Index. The graph assumes the investment of $100 in the Company's Common Stock and each of the comparison groups on September 5, 1997 and assumes the reinvestment of dividends. The Company has never declared a dividend on the Common Stock of the Company. The stock price performance depicted in the graph below is not necessarily indicative of future price performance.


          COMPARISON OF CUMULATIVE TOTAL RETURN AMONG AUTOCYTE, INC., NASDAQ (U.S. COMPANIES) INDEX AND HAMBRECHT & QUIST HEALTHCARE SECTION
                            EXCLUDING BIOTECH INDEX

                                     9/5/97   9/30/97  12/31/97  3/31/98  6/30/98  9/30/98  12/31/98
                                    -------   -------  --------  -------  -------  -------  --------
AutoCyte, Inc.                      $100.00   $ 85.00   $ 71.25  $ 78.75  $ 55.00  $ 29.69  $ 41.88
Nasdaq Stock Market (U.S.)          $100.00   $102.55   $ 96.20  $112.51  $115.76  $104.80  $135.17
H&Q Healthcare-Excluding Biotech    $100.00   $104.58   $104.57  $118.90  $121.14  $106.94  $127.06

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         AutoCyte's directors, certain of its executive officers and persons who own beneficially more than 10% of AutoCyte's Common Stock (collectively "Reporting Persons") are required under Section 16(a) of the Securities Exchange Act of 1934 to file initial reports of ownership and changes in ownership of AutoCyte securities with the Securities and Exchange Commission (the "Commission"). Reporting Persons also are required by Commission regulations to furnish AutoCyte with copies of all Section 16(a) reports they file.

         To AutoCyte's knowledge, based solely on a review of the copies of reports furnished to AutoCyte and written representations that no other reports were required, AutoCyte believes that during its 1998 fiscal year, its directors, executive officers, and 10% beneficial owners complied with all applicable Section 16(a) filing requirements.


               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         In order to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, stockholder nominations of persons for election to the Board and proposals of business to be considered by the stockholders must be received by the Company no later than January 1, 2000. Proposals should be sent to the attention of the Assistant Secretary at the Company's offices at 780 Plantation Drive, Burlington, North Carolina, 27215.


                         ADVANCE NOTICE PROVISIONS FOR
                     STOCKHOLDER PROPOSALS AND NOMINATIONS

         The By-laws provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever first occurs.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from such beneficial owners. The Company will reimburse such firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                                 OTHER MATTERS

         The Meeting is called for the purposes set forth in the notice. The Board does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

         Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission are available to stockholders upon written request addressed to the President at the Company's offices at 780 Plantation Drive, Burlington, North Carolina, 27215.

         Whether or not you intend to be present at the Meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

This Plan was approved by the Board of Directors on November 22, 1996.

This Plan was amended by the Board of Directors on May 19, 1997.

This Plan, as amended, was approved by the stockholders on June 26, 1997.

This Plan was amended and restated by the Board of Directors on June 24, 1997.

This Plan, as amended and restated, was approved by the stockholders on June 26, 1997.

This Plan was amended by the Board of Directors on February 2, 1999.

This Plan, as amended, was approved by the stockholders on _________ ___, 1999.



                                 AUTOCYTE, INC.

                              AMENDED AND RESTATED

                           1996 EQUITY INCENTIVE PLAN

1.  PURPOSE

         The purpose of the Autocyte, Inc. 1996 Amended and Restated Equity Incentive Plan (the "Plan") is to attract and retain key personnel of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company's Common Stock.


2.  ADMINISTRATION

         The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions delegated to the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.  ELIGIBILITY

         All employees, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.  STOCK AVAILABLE FOR AWARDS

         (a) AMOUNT. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 2,986,325 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) ADJUSTMENT. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, (iii) the exercise price with respect to any of the foregoing, and (iv) if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award; provided that in the case (i) or (ii) above the number of shares subject to any Award shall always be a whole number.

         (c) LIMIT ON INDIVIDUAL GRANTS. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 1,000,000 shares, subject to adjustment under subsection (b).

5.  STOCK OPTIONS

         (a) GRANT OF OPTIONS. Subject to the provisions of the Plan, the Committee may grant options ("Options") to purchase shares of Common Stock complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder ("Incentive Stock Options") and (ii) not intended to comply with such requirements ("Nonstatutory Stock Options"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which in the case of Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Option may be granted hereunder more than ten years after the effective date of the Plan.

         (b) TERMS AND CONDITIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (c) PAYMENT. Payment for shares to be delivered pursuant to any exercise of an Option may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

6.  STOCK APPRECIATION RIGHTS

         (a) GRANT OF SARS. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs") in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

         (b) EXERCISE PRICE. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. An SAR granted alone and unrelated to an Option may not have an exercise price less than 100% of the Fair Market Value of the Common Stock on the date of the grant, provided that such an SAR granted to a new employee or consultant within 90 days of the date of employment may have a lower exercise price so long as it is not less than 100% of Fair Market Value on the date of employment.

7.  RESTRICTED STOCK

         (a) GRANT OF RESTRICTED STOCK. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.

         (b) RESTRICTIONS. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted

Period. Notwithstanding the foregoing, in the Committee's discretion, Awards in the form of Restricted Stock may be made transferable to a limited liability corporation controlled solely by the Participant. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

8.  GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, Awards made to a Reporting Person shall not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. Awards, unless Incentive Stock Options, may also be made transferable pursuant to a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

         (b) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

         (c) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

         (d) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

         (e) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (f) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a "change in control" (as defined by the Committee) of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

         (g) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

         (h) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

         (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required if the action, taking into account any related action, would adversely affect the Participant.

9.  CERTAIN DEFINITIONS

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

         "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. If the Committee is authorized to grant Options to a Reporting Person or a Covered Employee, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively. In the event no such Committee is appointed, then "Committee" means the Board.

         "Common Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means AutoCyte, Inc., a Delaware corporation.

         "Covered Employee" means a person whose income is subject to Section 162(m) of the Code.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

         "Fair Market Value" means, with respect to the Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Reporting Person" means a person subject to Section 16 of the Exchange Act.

10.  MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder shall be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) EFFECTIVE DATE. The 1996 Equity Incentive Plan became effective on November 22, 1996. Subject to the approval of the stockholders of the Company, this Amended and

Restated 1996 Equity Incentive Plan will be effective on June 26, 1997. Prior to such approval, awards may be made under the Plan expressly subject to such approval.

         (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.

         (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                    -----------------------------------------

                             (FRONT OF PROXY CARD)

                                 AUTOCYTE, INC.
                              780 PLANTATION DRIVE
                        BURLINGTON, NORTH CAROLINA 27215
                                 (336) 222-9707

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 26, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of AutoCyte, Inc. (the "Company") hereby appoints Richard A. Charpie, Ph.D. and James B. Powell, M.D., and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held Wednesday, May 26, 1999, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.



              MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE [ ]

                        PLEASE SIGN AND MAIL PROXY TODAY
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)




                               [SEE REVERSE SIDE]

                            (REVERSE OF PROXY CARD)

[X]    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                                                     FOR            WITHHELD
                                                 All nominees   For all nominees

1.  Proposal to elect directors                      [  ]              [  ]

    FOR, except withheld from the following nominee(s):

    ______________________________________________

    Nominees:         Richard A. Charpie, Ph.D.
                      Robert E. Curry, Ph.D.


                                                FOR        AGAINST     ABSTAIN

2.  Proposal to ratify the selection            [  ]         [  ]        [  ]
    by the Board of Directors of
    Ernst & Young LLP as the
    Company's independent public
    auditors for the current fiscal
    year.


                                                FOR        AGAINST     ABSTAIN

3.  Proposal to amend the Company's             [  ]         [  ]        [  ]
    Amended and Restated 1996
    Equity Incentive Plan



Signature:___________________________         Date:__________________

Signature:___________________________         Date:__________________


NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.